UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 11, 2003

UROLOGIX, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-28414	41-1697237
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 475-1400

Items 1-6, 8, 10 and 11 are not applicable and therefore omitted.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

The following is filed as an exhibit to this Current Report:

99.1	Press Release issued November 11, 2003

ITEM 9. REGULATION FD DISCLOSURE.

ITEM 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 11, 2003, Urologix, Inc. (the “Company”) issued a press release relating to information presented by Fred B. Parks, Chairman and Chief Executive Officer, during the informal business portion of the Company’s Annual Meeting of Shareholders held on November 11, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer

Dated: November 12, 2003